UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

                     (302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On August 29, 2007, the Board of Directors of O2Diesel Corporation (the “Company”), upon the recommendation of the Compensation Committee (“Committee”), established a cash bonus plan for Alan Rae for the fiscal year ended December 31, 2007 (the “Bonus Plan”). The Bonus Plan provides for the payment of cash bonuses of up to $150,000 over the next four months, based upon the achievement of certain goals and key management objectives established by the Committee. Successful achievement of the cash bonus objectives are intended to be measured on a periodic basis, with payment to be made upon the recommendation of the Committee and the approval of the Board of Directors. Based on Mr. Rae’s efforts regarding the recent fundraising of $10.0 million in common stock, the closing of a $2.52 million private placement, the current progress on the raising of financing for the ProEco Energy Company transaction and the continued efforts to obtain regulatory certification for O2DieselTM with the California Air Resources Board, Environmental Protection Agency and ASTM, the Board of Directors awarded an initial $30,000 cash bonus to Mr. Rae under the Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: August 31, 2007